________________________________________________________________________________

                                 NEWS RELEASE
                               January 29, 2001

            ----------------------------------------------------
                            KANKAKEE BANCORP, INC.
            ----------------------------------------------------
              310 South Schuyler Avenue
              P.O. Box 3                         (815) 937-4440
              Kankakee, IL 60901-0003        Fax (815) 937-3674


For more information contact:
      William Cheffer, Chairman, President and CEO
      Michael A. Stanfa, Executive Vice President          For Immediate Release
      Ronald J. Walters, Vice President and Treasurer
________________________________________________________________________________

                   KANKAKEE BANCORP ANNOUNCES 2000 EARNINGS,
                   -----------------------------------------
             ANNUAL MEETING DATE AND PAYMENT OF QUARTERLY DIVIDEND
             -----------------------------------------------------


     Kankakee, Illinois.....(January 29, 2001) Kankakee Bancorp, Inc.
(AMEX:KNK), today released the financial results for the year and the quarter ended December 31, 2000. The Company reported net income of $2.6 million for the year and $707,000 for the quarter, compared to $1.8 million and $494,000 for the comparable 1999 periods. Basic earnings per share were $2.05 and $.56 for the year and quarter ended December 31, 2000, respectively, compared to $1.35 and $.40 for the comparable 1999 periods. Diluted earnings per share were $1.99 and $.54 for the year and quarter ended December 31, 2000 compared to $1.28 and $.38 for the comparable 1999 periods.

     According to William Cheffer, Chairman, President and CEO of Kankakee Bancorp, "The movement of assets into loans from securities, along with the growth strategy implemented by the Company in 2000, resulted in substantial improvement in financial performance. Increases in net earning assets and net interest margins led to increases in net income and return on equity. The change in our asset mix should continue to provide positive results in 2001."

     Net income for both the year and the quarter ended December 31, 2000 were notably improved over the comparable 1999 periods. Net income for 2000 was $824,000, or 46.8%, greater than net income for 1999, while net income for the fourth quarter of 2000 was $214,000, or 43.3%, greater than for the fourth quarter of 1999. The increase in diluted earnings per share was 55.5% and 42.1% for the year and quarter ended December 31, 2000, respectively.


                               Quarterly Results
                               -----------------

     During the fourth quarter of 2000, net interest income before provision for losses on loans was $3.3 million, or $367,000 (12.4%) more than for the same period in 1999. The annualized return on assets for the fourth quarter of 2000 was .62% compared to .49% for the fourth quarter of 1999.

     The provision for losses on loans for the fourth quarter of 2000 totaled $30,000. No provision for losses on loans was deemed necessary during the fourth quarter of 1999.

     Other income decreased by $286,000, or 30.4%, from $942,000 for the fourth quarter of 1999 to $656,000 for the fourth quarter of 2000. During the fourth quarter of 1999, net gains of $316,000 were recognized on the sale of office related properties. There were no such gains recorded during the fourth quarter of 2000. These sales involved real estate which was either no longer used in operations or no longer included in plans for future operations. In addition, there were decreases of $12,000, changing from a small gain to a small loss, in net gains on the sale of loans held for sale, $10,000 (83.9%) in gain on the sale of real estate held for sale, $2,000 (3.9%) in insurance commissions and $18,000 (19.5%) in other income. The decreases were partially offset by an increase of $71,000 (15.3%) in fee income. The increase in fee income was primarily due to an increase in the number of checking accounts.

       General and administrative expenses for the fourth quarter of 2000 were $2.9 million compared to $3.2 million for the fourth quarter of 1999. This represented a decrease of

$283,000, or 9.0%, for the period. The decrease was due primarily to decreases in compensation and benefits of $85,000 (5.6%), other expenses of $208,000 (27.6%), furniture and equipment costs of $12,000 (6.4%) and deposit insurance premiums of $23,000 (56.1%). These decreases were partially offset by increases of $18,000 (20.8%) in advertising expense, $11,000 (12.3%) in data processing expense, $6,000 (7.1%) in telephone and postage expense, and $7,000 (64.6%) in provision for losses on foreclosed assets.


                               Results for 2000
                               ----------------

     Net interest income before provision for losses on loans was $12.9 million for the year ended December 31, 2000, compared to $11.6 million for the year ended December 31, 1999, an increase of $1.3 million, or 11.6%. The net interest margin for 2000 was 3.25% compared to 3.08% for 1999. The return on assets for 2000 was .60%, compared to .43% for 1999.

     Other income decreased by $451,000, or 15.2%, from $3.0 million for 1999, to $2.5 million for 2000. There were decreases of $19,000 (50.5%) in net gain on the sale of real estate held for sale and $199,000 (36.0%) in other income, $304,000 (96.3%) in net gain on the sale of office-related properties, $11,000 (97.0%) in net gain on the sale of loans and $1,000 (100.0%) in net gain on sale of securities held for sale. These decreases were partially offset by increases of $65,000 (52.9%) in insurance commissions and $18,000 (0.9%) in fee income.

     General and administrative expenses for 2000 decreased by $428,000, or 3.6%, to $11.5 million from $11.9 million for 1999. There were decreases of $350,000 (15.3%) in other expenses, $96,000 (56.8%) in federal insurance premiums, $9,000 (0.8%) in occupancy costs, $37,000 (9.9%) in advertising, $15,000 (2.0%) in furniture and equipment expenses, $30,000 (7.7%) in data processing services and $14,000 (3.5%) in amortization of intangible assets. These decreases were partially offset by increases of $24,000 (0.4%) in compensation and benefits, $95,000 (215.9%) in provision for losses on foreclosed assets and $3,000 (0.9%) in telephone and postage. The increase in the provision for losses on foreclosed assets was primarily due to one single family property, which has been sold.

                              Financial Condition
                              -------------------

     The Company's total assets were $459.9 million at December 31, 2000, an increase of $55.2 million, or 13.6%, from total assets of $404.7 million at December 31, 1999. An increase in net loans of $68.6 million (25.4%) was partially offset by decreases of $4.9 (16.4%) million in cash and cash equivalents, $6.8 (10.4%) million in investment securities, and $1.5 (8.4%) million in mortgage-backed securities.

     Stockholders' equity per share of common stock increased by $1.96 to $31.11 at December 31, 2000 from $29.15 at December 31, 1999. The increase was primarily due to net income for the year and the change, net of related income taxes, in the market value of investment and mortgage-backed securities. These increases were partially offset by the payment of dividends and the net activity in treasury stock. Stockholders' equity totaled $39.3 million at December 31, 2000, reflecting an increase of $3.1 million compared to December 31, 1999. At December 31, 2000, the capital ratios of Kankakee Federal Savings Bank, the Company's wholly-owned subsidiary, continued to be in excess of regulatory requirements.

     The annualized return on stockholders' equity was 7.3% and 7.0% for the quarter and year ended December 31, 2000, respectively, compared to 5.4% and 4.6% for the comparable 1999 periods.


                  Stock Repurchase Programs and Stock Options
                  -------------------------------------------

     During the quarter ended December 31, 2000, the Company repurchased 4,000 shares of common stock at a total cost of $86,000. During 2000, a total of 46,300 shares of common stock were repurchased at a total cost of $1.0 million. Through December 31, 2000, a total of $12.8 million had been used to repurchase 605,307 shares of common stock under repurchase programs. Subsequent to December 31, 2000 and through January 29, 2001, a total of 43,700 shares of common stock were repurchased at a cost of $1.0 million. These purchases completed the buy back program approved on January 11, 2000.

     On January 9, 2001, the Company's Board of Directors approved the repurchase of up to 90,000 shares of the Company's common stock from February 1, 2001 through January 31, 2002.

     Options on 8,550 shares of common stock were exercised during the fourth quarter of 2000. As of December 31, 2000, a total of 486,892 shares of common stock were held as treasury stock. Between January 1, 2001 and January 29, 2001, options on 3,000 shares of common stock were exercised. Through January 29, 2001, the Company had received no additional notification of the intention of option holders to exercise options.


              Kankakee Bancorp Announces a First Quarter Dividend
              ---------------------------------------------------

     Kankakee Bancorp also announced today that on January 9, 2001, the Board of Directors declared a cash dividend of twelve cents a share for the first quarter of 2001. The dividend will be paid on February 28, 2001 to stockholders of record on February 9, 2001. The Company has paid a dividend in every quarter since the dividend program was instituted during the first quarter of 1995.


                Kankakee Bancorp Announces Annual Meeting Date
                ----------------------------------------------

     Kankakee Bancorp announced today that its Annual Meeting of Stockholders will be held at 10:00 a.m. on Friday, April 20, 2001, at Sully's-Sullivan's Warehouse, a banquet facility located at 555 South West Avenue, Kankakee, Illinois 60901. Stockholders of record at the close of business on March 1, 2001 are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting.

     Kankakee Bancorp and Kankakee Federal Savings Bank, are headquartered in Kankakee, Illinois, which is 60 miles directly south of downtown Chicago. In addition to its main office, the Bank operates fourteen offices in the following Illinois communities: Ashkum, Bourbonnais, Bradley, Braidwood, Champaign, Coal City (2), Diamond, Dwight, Herscher, Hoopeston, Manteno, Momence and Urbana.

                                     # # #

                             Financial Highlights
                 Condensed Consolidated Statements of Income
                                   Attached


This release may contain forward looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements.

                    KANKAKEE BANCORP, INC., AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in Thousands, Except Per Share Data)

                                                          (Unaudited)
                                                 Three Months Ended December 31,
                                                          2000      1999
                                                        --------  --------

Total interest income                                     $8,247    $6,772
Total interest expense                                     4,924     3,815
                                                        --------  --------
Net interest income                                        3,323     2,957
   Provision for losses on loans                              30         -
                                                        --------  --------

Net interest income after
   provision for losses on loans                           3,293     2,957
Other income:
   Net gain (loss) on sales of assets                         (2)      335
   Fee income                                                538       466
   Other                                                     120       141
                                                        --------  --------

Total other income                                           656       942
Other expenses:
   General and administrative                              2,880     3,163
                                                        --------  --------

Income before income taxes                                 1,069       736
Income tax expense                                           362       242
                                                        --------  --------
Net income                                                $  707    $  494
                                                        ========  ========
Net income                                                $  707    $  494
Other comprehensive income:
   Unrealized gains (losses) on available-for-sale
   securities, net of related income taxes                   790      (458)
                                                        --------  --------
Comprehensive income                                      $1,497    $   36
                                                        ========  ========
Basic earnings per share                                  $ 0.56    $ 0.40
                                                        ========  ========
Diluted earnings per share                                $ 0.54    $ 0.38
                                                        ========  ========

Selected operating ratios (annualized):
   Net interest margin (ratio of net interest
    income to average interest-earning assets)              3.13%     3.18%
   Return on assets (ratio of net income to
    average total assets)                                   0.62%     0.49%
   Return on equity (ratio of net income
    to average equity)                                      7.29%     5.38%

                    KANKAKEE BANCORP, INC., AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in Thousands, Except Per Share Data)

                                                             (Unaudited)
                                                       Year Ended December 31,
                                                          2000        1999
                                                        --------    --------

Total interest income                                    $30,339     $26,900
Total interest expense                                    17,437      15,343
                                                        --------    --------
Net interest income                                       12,902      11,557
     Provision for losses on loans                            50           -
                                                        --------    --------

Net interest income after
     provision for losses on loans                        12,852      11,557
Other income:
     Net gain on sales of assets                              30         365
     Fee income                                            1,942       1,925
     Other                                                   542         674
                                                        --------    --------

Total other income                                         2,514       2,964
Other expenses:
     General and administrative                           11,472      11,900
                                                        --------    --------

Income before income taxes                                 3,894       2,621
Income tax expense                                         1,310         862
                                                        --------    --------
Net income                                               $ 2,584     $ 1,759
                                                        ========    ========
Net income                                               $ 2,584     $ 1,759
Other comprehensive income:
     Unrealized gains (losses) on available-for-sale
     securities, net of related income taxes               1,211      (1,424)
                                                        --------    --------
Comprehensive income                                     $ 3,795     $   335
                                                        ========    ========
Basic earnings per share                                 $  2.05     $  1.35
                                                        ========    ========
Diluted earnings per share                               $  1.99     $  1.28
                                                        ========    ========

Selected operating ratios:
     Net interest margin (ratio of net interest
      income to average interest-earning assets)            3.25%       3.08%
     Return on assets (ratio of net income to
      average total assets)                                 0.60%       0.43%
     Return on equity (ratio of net income
      to average equity)                                    6.95%       4.61%

                    KANKAKEE BANCORP, INC., AND SUBSIDIARY
                             FINANCIAL HIGHLIGHTS
                 (Dollars in Thousands, Except Per Share Data)


                                                                    (Unaudited)
                                                                    December 31,
                                                                 2000         1999
                                                              ----------   ----------
Selected Financial Condition Data:
   Total assets                                                 $459,894     $404,718
   Net loans, including loans held for sale                      338,956      270,360
   Allowance for losses on loans                                   2,156        2,171
   Mortgage-backed securities                                         67          109
   Mortgage-backed securities - available-for-sale                16,051       17,491
   Investment securities, including certificates of deposit        1,498          356
   Investment securities-available-for-sale                       57,170       65,132
   Deposits                                                      388,050      354,977
   Total borrowings                                               29,000       11,200
   Unrealized gains (losses) on securities available-
     for-sale, net of related income taxes                           116       (1,095)
   Stockholders' equity                                           39,289       36,248

   Shares outstanding                                          1,263,108    1,243,383

Stockholders' equity per share                                    $31.11     $  29.15

Selected asset quality ratios:
   Non-performing assets to total assets                            0.76%        0.69%
   Allowance for losses on loans to non-performing loans           83.89%      124.20%
   Classified assets to total assets                                1.29%        1.20%
   Allowance for losses on loans to classified assets              36.34%       44.84%

Non-performing asset analysis:
   Non-accrual loans                                                $680
   Loans past due 90 days and accruing                             1,890
   Real estate owned and repossessed assets                          478
   Restructured Troubled Debt                                        439
                                                              ----------
Total                                                           $  3,487
                                                              ==========
Net charge-offs for quarter                                     $     13
                                                              ==========


                                                             Three Months
                                                                 Ended
                                                               12/31/00
                                                              (Unaudited)
                                                              -----------
Financial condition averages:
   Total assets                                                $451,038
   Earning assets                                               421,800
   Net loans, including loans held for sale                     332,398
   Stockholders' equity                                          38,454
   Deposits                                                     383,395
   Borrowings                                                    26,500

Average outstanding shares, including equivalents             1,288,092